Exhibit 8.1

Cleary Gottlieb Steen& Hamilton llp
MAIN TOWER
NEUE MAINZER STRASSE 52
60311 FRANKFURT AM MAIN
+ 49 (69) 97103-0
FACSIMILE + 49 (69) 97 103-199
WWW.CLEARYGOTTLIEB.COM
NEW YORK • WASHINGTON, DC • PARIS • BRUSSELS
LONDON • MOSCOW • COLOGNE*
ROME • MILAN • HONG KONG • BEIJING

FRANKFURT AM MAIN

CHRISTOF VON DRYANDER
RECHTSANWALT
MEMBER OF THE DC BAR

THOMAS M. BUHL
RECHTSANWALT
AVOCAT AU BARREAU DE PARIS

DR. STEPHAN BARTHELMESS
RECHTSANWALT
MEMBER OF THE NEW YORK BAR

ANDRÉS DE LA CRUZ
ABOGADO (ARGENTINA)
ATTORNEY AT LAW (USA)
MEMBER OF THE BUENOS AIRES
AND NEW YORK BARS

WARD A. GREENBERG
ATTORNEY AT LAW (USA)
MEMBER OF THE NEW YORK BAR

DR. KLAUS RIEHMER
RECHTSANWALT

DR. GABRIELE APFELBACHER
RECHTSANWALTIN
MEMBER OF THE NEW YORK BAR

DR. THOMAS KOPP
RECHTSANWALT

DR. J.F. DANIEL WEYDE
RECHTSANWALT, STEUERBERATER
MEMBER OF THE NEW YORK BAR

DR. TILL MÜLLER-IBOLD
RECHTSANWALT
AVOCAT AU BARREAU DE BRUXELLES

DR. WERNER MEIER
RECHTSANWALT
MEMBER OF THE NEW YORK BAR

HANNO SPERLICH
RECHTSANWALT

COLOGNE

DR. WOLFGANG KNAPP
RECHTSANWALT
AVOCAT AU BARREAU DE BRUXELLES

PROF. DR. DIRK SCHROEDER
RECHTSANWALT

DR. JÜRGEN J. SIEGER
RECHTSANWALT

JOHN PALENBERG
ATTORNEY AT LAW (USA)
MEMBER OF THE NEW YORK BAR

DR. ROMINA POLLEY
RECHTSANWALTIN

DR. OLIVER SCHRÖDER
RECHTSANWALT

DR. MICHAEL BREMS
RECHTSANWALT
MEMBER OF THE NEW YORK BAR

March 29, 2010
Deutsche Bank Aktiengesellschaft
Theodor-Heuss-Allee 70
D-60486 Frankfurt am Main
Germany
Deutsche Bank Contingent Capital Trust V
Deutsche Bank Contingent Capital LLC V
Ladies and Gentlemen:
          We have acted as special United States counsel to Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (the “Bank”) and Deutsche Bank Contingent Capital Trust V, a statutory trust organized under the laws of the State of Delaware (the “Trust”) and Deutsche Bank Contingent Capital LLC V, a limited liability company formed under the laws of the State of Delaware (the “Company” and together with the Bank and the Trust, the “Deutsche Bank Entities”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (a) registration statement No. 333-162195 on Form F-3 as amended as of its most recent effective date (March 11, 2010) (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) unsecured debt securities, warrants, purchase contracts and units of the Bank, (ii) trust preferred securities of the Trust and company preferred securities of the Company and (iii) subordinated guarantees of the Bank (the “Subordinated Guarantees”) issued in connection with the issuance of such trust preferred securities and company preferred securities, and (b) pursuant to Rule 424(b)(2) under the Securities Act, a prospectus supplement dated March 12, 2010 (the “Prospectus Supplement”), accompanied by the prospectus included in the Registration Statement when it was filed, relating to the 4,800,000 8.05%Trust Preferred Securities (Liquidation Preference Amount $25 per Trust Preferred Security) offered by the Trust. Terms used and not defined in this opinion have the respective meanings given them in the Prospectus Supplement.
* COLOGNE OFFICE: +49 (221) 80040-0 FACSIMILE +49 (221) 80040- 199

p.2
          In arriving at the opinions expressed below, we have reviewed the Registration Statement, the Prospectus Supplement, the Amended and Restated Trust Agreement including the form of Trust Preferred Securities included therein, the Amended & Restated LLC Agreement including the form of Company Preferred Securities included therein, the form of Initial Obligation and the Subordinated Guarantees. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such records of the Deutsche Bank Entities and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
          Based on the foregoing, we hereby confirm to you that, subject to the assumptions, limitations and qualifications set forth in the Prospectus Supplement under the heading “Certain U.S. Federal Income Tax Considerations – Income from the Class B Preferred Securities,” it is our opinion that, although there is no authority directly on point and therefore the matter is not completely free from doubt, the Initial Obligation will be treated as an equity interest in the Bank and the income received by the Company in respect thereof and allocated to U.S. holders will be treated as dividends for U.S. federal income tax purposes, and will be eligible to be treated as “qualified dividends” if the Bank is a “qualified foreign corporation” (as such terms are defined in the Internal Revenue Code of 1986, as amended).
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name in the Prospectus Supplement under the heading “Certain U.S. Federal Income Tax Considerations.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

CLEARY GOTTLIEB STEEN & HAMILTON LLP
By	/s/ Ward A. Greenberg
Ward A. Greenberg, a Partner